Exhibit 3.25

[ILLEGIBLE]

The Commonwealth of Massachusetts

OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE

MICHAEL JOSEPH CONNOLLY. Secretary

ONE ASHBURTON PLACE, BOSTON, MASS. 02108

ARTICLES OF ORGANIZATION

(Under G.L. Ch. 156B)

Incorporators

/s/ [ILLEGIBLE]
Examiner

NAME:	POST OFFICE ADDRESS

Include given name in full in case of natural persons; in case of a corporation, give state of incorporation.

E. Byron Hensley	99 State Street
Boston, MA 02109

/s/ [ILLEGIBLE]
Name
Approved

The above-named incorporator(s) do hereby associate (themselves) with the intention of forming a corporation under the provisions of General Laws, Chapter 156B and hereby state(s):

1.               The name by which the corporation shall be known is:

Massachusetts Mentor, Inc.

2.               The purpose for which the corporation is formed is as follows:

To provide human and health services, and in general, to carry on any business which may lawfully be carried on by any corporation organized under Massachusetts General Laws, Chapter 156B, as amended.

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4
P.C.

Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on separate sheets of paper leaving a left hand margin of at least 1 inch for binding. Additions to more than one article may be continued on a single sheet so long as each article requiring each such addition is clearly indicated.

3.               The total number of shares and the par value, if any, of each class of stock within the corporation is authorized as follows.

	WITHOUT PAR VALUE	WITH PAR VALUE
CLASS OF STOCK	NUMBER OF SHARES	NUMBER OF SHARES	PAR VALUE	AMOUNT
Preferred				$

Common		300,000.10			$30,000

*4.        If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established:

None

*5.        The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are as follows:

None

*6.        Other lawful provisions, if any, for the conduct and regulation of business and affairs of the corporation, for its voluntary dissolution or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders.

1.                                       Meetings of the stockholders may be held anywhere in the U.S.

2.                                       The Directors may amend, add to or repeal the By-laws, in whole or in part, except with respect to any provision thereof which by law or the By-laws, requires action by the Stockholders.

3.                                       The corporation may be a partner in any business enterprise which it would have power to conduct by itself.

* If there are no provisions state “None”.

7.               By-Laws of the corporation have been duly adopted and the initial directors, president, treasurer and clerk, whose names are set out below, have been duly elected.

8.               The effective date of organization of the corporation shall be the date of filing with the Secretary of the Commonwealth. If a later date is desired, specify date (not more than 30 days after the date of the filing.

9.               The following information shall not for any purposes be treated as a permanent part of the Articles of Organization of the corporation.

(a)          The post office address of the initial principal office of the corporation of Massachusetts is

99 State Street, Boston, Massachusetts

(b)         The name, residence and post office address of each of the initial directors and following officers of the corporation are as follows:

NAME	RESIDENCE	POST OFFICE ADDRESS

President:	E. Byron Hensley, Jr.	99 State Street, Boston, MA

Treasurer:	E. Byron Hensley, Jr.	99 State Street, Boston, MA

Clerk:	Harvey Lowell,	99 State Street, Boston, MA

Directors:	E. Byron Hensley, Jr.	99 State Street, Boston, MA
	Harvey Lowell,	99 State Street, Boston, MA

c.               The date initially adopted on which the corporation’s fiscal year ends is.

June 30

d.              The date initially fixed in the by-laws for the annual meeting of stockholders of the corporation is:

Second Wednesday in September

e.               The name and business address of the resident agent, if any, of the corporation is:

N/A

IN WITNESS WHEREOF and under the penalties of perjury the INCORPORATORS sign(s) these Articles of Organization the 24th day of August 1983.

/s/ E. Byron Hensley, Jr.
E. Byron Hensley, Jr.

The signature of each incorporator which is not a natural person must be an individual who shall show the capacity in which he acts and by signing shall represent under the penalties of perjury that he is duly authorized on its behalf to sign these Articles of Organization.

[SEAL]

THE COMMONWEALTH OF MASSACHUSETTS

ARTICLES OF ORGANIZATION

GENERAL LAWS, CHAPTER 156B, SECTION 12

I hereby certify that, upon an examination of the within-written articles of organization, duly submitted to me, it appears that the provisions of the General Laws relative to the organization of corporations have been complied with and I hereby approve said articles; and the filing fee in the amount of $150.00 having been paid, said articles are deemed to have been filed with me this 24th day of August 1983

A TRUE COPY ATTEST

/s/ William Francis Galvin
WILLIAM FRANCIS GALVIN
SECRETARY OF THE COMMONWEALTH

DATE: 10/15/04 Clerk:

Effective date

/s/ Michael Joseph Connolly
MICHAEL JOSEPH CONNOLLY
Secretary of State

PHOTO COPY OF ARTICLES OF ORGANIZATION TO BE SENT

TO BE FILLED IN BY CORPORATION

TO:                                                     Betty P. Zedros

Hemenway & Barnes

60 State Street

Boston, MA 02109

Telephone                (617) 227-7940

FILING FEE: 1/20 of 1% of the total amount of the authorized capital stock with par value, and one cent a share for all authorized shares without par value, but not less than $125. General Laws, Chapter 156B. Shares of stock with a par value less than one dollar shall be deemed to have par value of one Dollar per share

[ILLEGIBLE]

SEP 07 1983.